Herc Holdings Reports Strong First Quarter 2024 Results and
Affirms 2024 Full Year Guidance

First Quarter 2024 Highlights
–Record first quarter total revenues of $804 million, an increase of 9%
–Net income decreased 3% to $65 million, or $2.29 per diluted share
–Adjusted EBITDA of $339 million increased 10%; adjusted EBITDA margin increased to 42.2%
–Rental pricing increased 5.1% year-over-year
–Added 15 new locations through M&A and greenfield openings
–Corporate credit rating upgraded by S&P Global to BB

Bonita Springs, Fla., April 23, 2024 -- Herc Holdings Inc. (NYSE: HRI) ("Herc Holdings" or the "Company") today reported financial results for the quarter ended March 31, 2024.
“We are off to a strong start in 2024, achieving record first-quarter revenue and adjusted EBITDA margin as we continue to capitalize on key growth markets, like semiconductor, data centers, renewables and public infrastructure, while also investing in our network scale through greenfields and acquisitions, and elevating our higher-return specialty product lines,” said Larry Silber, president and chief executive officer of Herc Rentals. "Once again, our teams are delivering for customers both in the local markets and at the national level, capitalizing on our broad geographic coverage and strong demand for our products and services.

"We are making progress against each of our key 2024 priorities — enhancing our customer experience through our E3 business operating system, managing fleet efficiency and expenses with discipline, and scaling our network through greenfield locations and acquisitions in top 100 metropolitan markets," said Silber. "Based on this strong performance and current line-of-sight to market trends, we are affirming our annual performance targets, excluding Cinelease, of 7-10% year-over-year equipment rental revenue growth and adjusted EBITDA of $1.55 billion to $1.60 billion for 2024."

2024 First Quarter Financial Results

•Total revenues increased 9% to $804 million compared to $740 million in the prior-year period. The year-over-year increase of $64 million primarily related to an increase in equipment rental revenue of $65 million, reflecting positive pricing of 5.1% and increased volume of 8.0%, partially offset by unfavorable mix driven primarily by inflation. Sales of rental equipment decreased by $2 million during the period.

•Dollar utilization was 39.7% in the first quarter, flat over the prior-year period.

•Direct operating expenses were $307 million, or 42.7% of equipment rental revenue, compared to $281 million, or 43.0% in the prior-year period, reflecting better cost performance and fixed cost absorption on higher revenue despite increases related to additional headcount, facilities and maintenance expenses associated with strong rental activity and an expanding branch network.

•Depreciation of rental equipment increased 5% to $160 million due to higher year-over-year average fleet size. Non-rental depreciation and amortization increased 12% to $29 million primarily due to amortization of acquisition intangible assets.

•Selling, general and administrative expenses was $115 million, or 16.0% of equipment rental revenue, compared to $106 million, or 16.2% in the prior-year period due to continued focus on improving operating leverage while expanding revenues.

•Interest expense increased to $61 million compared with $48 million in the prior-year period due to increased borrowings on the ABL Credit Facility primarily to fund acquisition growth and invest in rental equipment and higher interest rates on floating-rate debt.

•Net income was $65 million compared to $67 million in the prior-year period. Adjusted net income decreased 3% to $67 million, or $2.36 per diluted share, compared to $69 million, or $2.35 per diluted share, in the prior-year period. The effective tax rate was 20% compared to 11% in the prior-year period.

•Adjusted EBITDA increased 10% to $339 million compared to $308 million in the prior-year period and adjusted EBITDA margin was 42.2% compared to 41.6% in the prior-year period. Continued focus on improving operating leverage while expanding revenues resulted in the improvement in margin year-over-year.

Rental Fleet

Net rental equipment capital expenditures were as follows (in millions):

	Three Months Ended March 31,
	2024	2023
Rental equipment expenditures	$181	$332
Proceeds from disposal of rental equipment	(61)	(49)
Net rental equipment capital expenditures	$120	$283
•As of March 31, 2024, the Company's total fleet was approximately $6.4 billion at OEC.

•Average fleet at OEC in the first quarter increased 10% compared to the prior-year period.

•Average fleet age was 47 months as of March 31, 2024 and 2023.

Disciplined Capital Management

•The Company completed 4 acquisitions with a total of 11 locations and opened 4 new greenfield locations during the quarter.

•Net debt was $3.7 billion as of March 31, 2024, with net leverage of 2.5x which is unchanged from the same prior-year period. Cash and cash equivalents and unused commitments under the ABL Credit Facility contributed to $1.4 billion of liquidity as of March 31, 2024.

•The Company declared its quarterly dividend of $0.665, an increase of $0.0325 or 5%, paid to shareholders of record as of February 21, 2024 on March 7, 2024.

Outlook

The Company is affirming its full year 2024 equipment rental revenue growth, adjusted EBITDA, and gross and net rental capital expenditures guidance ranges presented below, excluding Cinelease studio entertainment and lighting and grip equipment rental business. The guidance range for the full year 2024 adjusted EBITDA reflects an increase of 6% to 9% compared to full year 2023 results, excluding Cinelease. The sale process for the Cinelease studio entertainment business is ongoing.

Equipment rental revenue growth:	7% to 10%
Adjusted EBITDA:	$1.55 billion to $1.60 billion
Net rental equipment capital expenditures after gross capex:	$500 million to $700 million, after gross capex of $750 million to $1 billion

As a leader in an industry where scale matters, the Company expects to continue to gain share by capturing an outsized position of the forecasted higher construction spending in 2024 by investing in its fleet, optimizing its existing fleet, capitalizing on strategic acquisitions and greenfield opportunities, and cross-selling a diversified product portfolio.

Earnings Call and Webcast Information

Herc Holdings' first quarter 2024 earnings webcast will be held today at 8:30 a.m. U.S. Eastern Time. Interested U.S. parties may call +1-800-715-9871 and international participants should call the country specific dial in numbers listed at https://registrations.events/directory/international/itfs.html, using the access code: 9128891. Please dial in at least 10 minutes before the call start time to ensure that you are connected to the call and to register your name and company.

Those who wish to listen to the live conference call and view the accompanying presentation slides should visit the Events and Presentations tab of the Investor Relations section of the Company's website at IR.HercRentals.com. The press release and presentation slides for the call will be posted to this section of the website prior to the call.

A replay of the conference call will be available via webcast on the Company website at IR.HercRentals.com, where it will be archived for 12 months after the call.

About Herc Holdings Inc.

Founded in 1965, Herc Holdings Inc., which operates through its Herc Rentals Inc. subsidiary, is a full-line rental supplier with 412 locations across North America, and 2023 total revenues were approximately $3.3 billion. We offer products and services aimed at helping customers work more efficiently, effectively, and safely. Our classic fleet includes aerial, earthmoving, material handling, trucks and trailers, air compressors, compaction, and lighting equipment. Our ProSolutions® offering includes industry-specific, solutions-based services in tandem with power generation, climate control, remediation and restoration, pumps, and trench shorting equipment as well as our ProContractor professional grade tools. We employ approximately 7,600 employees, who equip our customers and communities to build a brighter future. Learn more at www.HercRentals.com and follow us on Instagram, Facebook and LinkedIn.

Certain Additional Information

In this release we refer to the following operating measures:
•Dollar utilization: calculated by dividing rental revenue (excluding re-rent, delivery, pick-up and other ancillary revenue) by the average OEC of the equipment fleet for the relevant time period, based on the guidelines of the American Rental Association (ARA).

•OEC: original equipment cost based on the guidelines of the ARA, which is calculated as the cost of the asset at the time it was first purchased plus additional capitalized refurbishment costs (with the basis of refurbished assets reset at the refurbishment date).

Forward-Looking Statements
This press release includes forward-looking statements as that term is defined by the federal securities laws, including statements concerning our business plans and strategy, projected profitability, performance or cash flows, future capital expenditures, our growth strategy, including our ability to grow organically and through M&A, anticipated financing needs, business trends, our capital allocation strategy, liquidity and capital management, exploring strategic alternatives for Cinelease, including the timing of the review process, the outcome of the process and the costs and benefits of the process, and other information that is not historical information. Forward looking statements are generally identified by the words "estimates," "expects," "anticipates," "projects," "plans," "intends," "believes," "forecasts," "looks," and future or conditional verbs, such as "will," "should," "could" or "may," as well as variations of such words or similar expressions. All forward-looking statements are based upon our current expectations and various assumptions and there can be no assurance that our current expectations will be achieved. They are subject to future events, risks and uncertainties - many of which are beyond our control - as well as potentially inaccurate assumptions, that could cause actual results to differ materially from those in the forward-looking statements. Further information on the risks that may affect our business is included in filings we make with the Securities and Exchange Commission from time to time, including our most recent annual report on Form 10-K, subsequent quarterly reports on Form 10-Q, and in our other SEC filings. We undertake no obligation to update or revise forward-looking statements that have been made to reflect events or circumstances that arise after the date made or to reflect the occurrence of unanticipated events.
Information Regarding Non-GAAP Financial Measures
In addition to results calculated according to accounting principles generally accepted in the United States (“GAAP”), the Company has provided certain information in this release that is not calculated according to GAAP (“non-GAAP”), such as EBITDA, adjusted EBITDA, adjusted EBITDA margin, adjusted net income, adjusted earnings per diluted common share and free cash flow. Management uses these non-GAAP measures to evaluate operating performance and period-over-period performance of our core business without regard to potential distortions, and believes that investors will likewise find these non-GAAP measures useful in evaluating the Company’s performance. These measures are frequently used by security analysts, institutional investors and other interested parties in the evaluation of companies in our industry. Non-GAAP measures should not be considered in isolation or as a substitute for our reported results prepared in accordance with GAAP and, as calculated, may not be comparable to similarly titled measures of other companies. For the definitions of these terms, further information about management’s use of these measures as well as a reconciliation of these non-GAAP measures to the most comparable GAAP financial measures, please see the supplemental schedules that accompany this release.
(See Accompanying Tables)

HERC HOLDINGS INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
Unaudited
(In millions, except per share data)

	Three Months Ended March 31,
	2024	2023
Revenues:
Equipment rental	$719	$654
Sales of rental equipment	69	71
Sales of new equipment, parts and supplies	9	8
Service and other revenue	7	7
Total revenues	804	740
Expenses:
Direct operating	307	281
Depreciation of rental equipment	160	152
Cost of sales of rental equipment	46	46
Cost of sales of new equipment, parts and supplies	6	5
Selling, general and administrative	115	106
Non-rental depreciation and amortization	29	26
Interest expense, net	61	48
Other expense (income), net	(1)	1
Total expenses	723	665
Income before income taxes	81	75
Income tax provision	(16)	(8)
Net income	$65	$67
Weighted average shares outstanding:
Basic	28.3	29.0
Diluted	28.4	29.4
Earnings per share:
Basic	$2.30	$2.31
Diluted	$2.29	$2.28

HERC HOLDINGS INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions)

	March 31, 2024	December 31, 2023
ASSETS	(unaudited)
Cash and cash equivalents	$63	$71
Receivables, net of allowances	560	563
Other current assets	67	77
Current assets held for sale	27	21
Total current assets	717	732
Rental equipment, net	3,831	3,831
Property and equipment, net	486	465
Right-of-use lease assets	721	665
Goodwill and intangible assets, net	1,033	950
Other long-term assets	10	10
Long-term assets held for sale	409	408
Total assets	$7,207	$7,061

LIABILITIES AND EQUITY
Current maturities of long-term debt and financing obligations	$19	$19
Current maturities of operating lease liabilities	37	37
Accounts payable	201	212
Accrued liabilities	194	221
Current liabilities held for sale	23	19
Total current liabilities	474	508
Long-term debt, net	3,753	3,673
Financing obligations, net	103	104
Operating lease liabilities	705	646
Deferred tax liabilities	750	743
Other long term liabilities	48	46
Long-term liabilities held for sale	66	68
Total liabilities	5,899	5,788
Total equity	1,308	1,273
Total liabilities and equity	$7,207	$7,061

HERC HOLDINGS INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
Unaudited
(In millions)

	Three Months Ended March 31,
	2024	2023
Cash flows from operating activities:
Net income	$65	$67
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation of rental equipment	160	152
Depreciation of property and equipment	19	17
Amortization of intangible assets	10	9
Amortization of deferred debt and financing obligations costs	1	1
Stock-based compensation charges	5	4
Provision for receivables allowances	12	13
Deferred taxes	9	3
Gain on sale of rental equipment	(23)	(25)
Other	3	2
Changes in assets and liabilities:
Receivables	(7)	13
Other assets	(6)	(2)
Accounts payable	(2)	8
Accrued liabilities and other long-term liabilities	(6)	(27)
Net cash provided by operating activities	240	235
Cash flows from investing activities:
Rental equipment expenditures	(181)	(332)
Proceeds from disposal of rental equipment	61	49
Non-rental capital expenditures	(30)	(33)
Proceeds from disposal of property and equipment	2	3
Acquisitions, net of cash acquired	(148)	(138)
Net cash used in investing activities	(296)	(451)
Cash flows from financing activities:
Proceeds from revolving lines of credit and securitization	385	640
Repayments on revolving lines of credit and securitization	(302)	(347)
Principal payments under finance lease and financing obligations	(5)	(4)
Dividends paid	(20)	(20)
Repurchase of common stock	—	(44)
Other financing activities, net	(10)	(23)
Net cash provided by financing activities	48	202
Effect of foreign exchange rate changes on cash and cash equivalents	—	—
Net change in cash and cash equivalents during the period	(8)	(14)
Cash and cash equivalents at beginning of period	71	54
Cash and cash equivalents at end of period	$63	$40

HERC HOLDINGS INC. AND SUBSIDIARIES
SUPPLEMENTAL SCHEDULES
EBITDA AND ADJUSTED EBITDA RECONCILIATIONS
Unaudited
(In millions)

EBITDA and adjusted EBITDA - EBITDA represents the sum of net income (loss), provision (benefit) for income taxes, interest expense, net, depreciation of rental equipment and non-rental depreciation and amortization. Adjusted EBITDA represents EBITDA plus the sum of transaction related costs, restructuring and restructuring related charges, spin-off costs, non-cash stock-based compensation charges, loss on extinguishment of debt (which is included in interest expense, net), impairment charges, gain (loss) on the disposal of a business and certain other items. EBITDA and adjusted EBITDA do not purport to be alternatives to net income as an indicator of operating performance. Additionally, neither measure purports to be an alternative to cash flows from operating activities as a measure of liquidity, as they do not consider certain cash requirements such as interest payments and tax payments.

Adjusted EBITDA Margin - Adjusted EBITDA Margin, calculated by dividing Adjusted EBITDA by Total Revenues, is a commonly used profitability ratio.

	Three Months Ended March 31,
	2024	2023
Net income	$65	$67
Income tax provision	16	8
Interest expense, net	61	48
Depreciation of rental equipment	160	152
Non-rental depreciation and amortization	29	26
EBITDA	331	301
Non-cash stock-based compensation charges	5	4
Transaction related costs	3	2
Other	—	1
Adjusted EBITDA	$339	$308

Total revenues	$804	$740
Adjusted EBITDA	$339	$308
Adjusted EBITDA margin	42.2%	41.6%

HERC HOLDINGS INC. AND SUBSIDIARIES
SUPPLEMENTAL SCHEDULES
EBITDA, ADJUSTED EBITDA AND ADJUSTED REBITDA
EXCLUDING STUDIO ENTERTAINMENT RECONCILIATIONS
Unaudited
(In millions)

EBITDA, Adjusted EBITDA, REBITDA, Adjusted EBITDA Margin, REBITDA Margin and REBITDA Flow-Through Excluding Studio Entertainment - Each metric below has been adjusted to exclude the studio entertainment business due to the intent to sell that business and provides the operating performance of the remaining business.

	Three Months Ended March 31, 2024			Three Months Ended March 31, 2023
	Herc	Studio	Ex-Studio	Herc	Studio	Ex-Studio
Equipment rental revenue	$719	$29	$690	$654	$19	$635
Total revenues	804	30	774	740	20	720
Total expenses	723	21	702	665	28	637
Income (loss) before income taxes	81	9	72	75	(8)	83
Income tax (provision) benefit	(16)	(2)	(14)	(8)	2	(10)
Net income	$65	$7	$58	$67	($6)	$73
Income tax provision	16	2	14	8	(2)	10
Interest expense, net	61	—	61	48	—	48
Depreciation of rental equipment	160	—	160	152	8	144
Non-rental depreciation and amortization	29	—	29	26	1	25
EBITDA	331	9	322	301	1	300
Non-cash stock-based compensation charges	5	—	5	4	—	4
Transaction related costs	3	1	2	2	—	2
Other	—	—	—	1	1	—
Adjusted EBITDA	339	10	329	308	2	306
Less: Gain (loss) on sales of rental equipment	23	—	23	25	—	25
Less: Gain (loss) on sales of new equipment, parts and supplies	3	1	2	3	—	3
Rental Adjusted EBITDA (REBITDA)	$313	$9	$304	$280	$2	$278

Total revenues	$804	$30	$774	$740	$20	$720
Adjusted EBITDA	$339	$10	$329	$308	$2	$306
Adjusted EBITDA margin	42.2%	33.3%	42.5%	41.6%	10.0%	42.5%

Total revenues	$804	$30	$774	$740	$20	$720
Less: Sales of rental equipment	69	—	69	71	—	71
Less: Sales of new equipment, parts and supplies	9	1	8	8	—	8
Equipment rental, service and other revenues	$726	$29	$697	$661	$20	$641

Equipment rental, service and other revenues	$726	$29	$697	$661	$20	$641
Adjusted REBITDA	$313	$9	$304	$280	$2	$278
Adjusted REBITDA Margin	43.1%	31.0%	43.6%	42.4%	10.0%	43.4%

HERC HOLDINGS INC. AND SUBSIDIARIES
SUPPLEMENTAL SCHEDULES
ADJUSTED NET INCOME AND ADJUSTED EARNINGS PER DILUTED SHARE
Unaudited
(In millions)

Adjusted Net Income and Adjusted Earnings Per Diluted Share - Adjusted Net Income represents the sum of net income (loss), restructuring and restructuring related charges, spin-off costs, loss on extinguishment of debt, impairment charges, transaction related costs, gain (loss) on the disposal of a business and certain other items. Adjusted Earnings per Diluted Share represents Adjusted Net Income divided by diluted shares outstanding. Adjusted Net Income and Adjusted Earnings Per Diluted Share are important measures to evaluate our results of operations between periods on a more comparable basis and to help investors analyze underlying trends in our business, evaluate the performance of our business both on an absolute basis and relative to our peers and the broader market, provide useful information to both management and investors by excluding certain items that may not be indicative of our core operating results and operational strength of our business.

	Three Months Ended March 31,
	2024	2023
Net income	$65	$67
Transaction related costs	3	2
Other	—	1
Tax impact of adjustments(1)	(1)	(1)
Adjusted net income	$67	$69

Diluted shares outstanding	28.4	29.4

Adjusted earnings per diluted share	$2.36	$2.35
(1) The tax rate applied for adjustments is 25.5% in the three months ended March 31, 2024 and 25.7% in the three months ended March 31, 2023 and reflects the statutory rates in the applicable entities.

HERC HOLDINGS INC. AND SUBSIDIARIES
SUPPLEMENTAL SCHEDULES
FREE CASH FLOW
Unaudited
(In millions)

Free cash flow represents net cash provided by (used in) operating activities less rental equipment expenditures and non-rental capital expenditures, plus proceeds from disposal of rental equipment, proceeds from disposal of property and equipment, and other investing activities. Free cash flow is used by management in analyzing the Company’s ability to service and repay its debt, fund potential acquisitions and to forecast future periods. However, this measure does not represent funds available for investment or other discretionary uses since it does not deduct cash used to service debt or for other non-discretionary expenditures.

	Three Months Ended March 31,
	2024	2023
Net cash provided by operating activities	$240	$235

Rental equipment expenditures	(181)	(332)
Proceeds from disposal of rental equipment	61	49
Net rental equipment expenditures	(120)	(283)

Non-rental capital expenditures	(30)	(33)
Proceeds from disposal of property and equipment	2	3
Free cash flow	$92	$(78)

Acquisitions, net of cash acquired	(148)	(138)
Increase in net debt, excluding financing activities	$(56)	$(216)